Execution Copy

CASH CONTROL FRAMEWORK AGREEMENT

by and between

CODA OCTOPUS GROUP, INC. and its wholly owned Companies listed in Schedule 3 hereto

The Royal Bank of Scotland plc

Greenhouse Investments Limited

Dated: 16 March 2009

THIS AGREEMENT is made the 16 March 2009

Parties

(1)
Coda Octopus Group Inc, a Delaware corporation, whose office is at 164 West 25th Street, New York, New York 10001 (COGI) and those of its wholly-owned subsidiaries that are identified in Schedule 3 hereto;

(2)	The Royal Bank of Scotland plc, (RBS) incorporated in Scotland, (registered number 90312) acting through its London offices at 135 Bishopsgate, London EC2M 3UR; and

(3)
Greenhouse Investments Limited (GIL), a company incorporated under the laws of Jersey, with its main offices at 12 – 14 David Place, St Helier, Jersey JE2 4TD, British Channel Islands and appointed by the Noteholder to, inter alia, manage the Bank Accounts (as the term is defined below) and the remittances to be made in respect of the Book Debts.

Background

(A)
WHEREAS COGI is a party to a Subscription Agreement dated 21 February 2008 (Subscription Agreement) and certain related documents (together Transaction Documents) pursuant to which it has issued certain Notes to RBS, and under which its subsidiaries are guarantors of COGI’s obligations under such Notes.

(B)	COGI and its subsidiaries have granted security interests to RBS in their property to secure the prompt payment, performance and discharge of the obligations undertaken in the Transaction Documents.

(C)
Under the Transaction Documents, a portion of the proceeds of the Notes was for the specific purpose identified in the Confidentiality Agreement dated 21 February 2008 (hereinafter referred to as Specific Purpose).

(D)
WHEREAS the Specific Purpose has not been fulfilled within the time stipulated in the Transaction Documents and no alternative use of proceeds has been approved by the Noteholder Majority at the date of this Agreement.

(E)
WHEREAS the Parties agree, in order to preserve the Specific Purpose amounts to satisfy either the Specific Purpose or any demand the Noteholder Majority may make in accordance with Clause 3.4 (Redemption if no acquisition) of the Loan Note Instrument, to remit to the Bank Accounts the Specific Purpose amounts and place the Bank Accounts under the management of the Agent appointed specifically for this purpose.

(F)	WHEREAS COGI has remitted US$2,151,000 of the Specific Purpose amounts to the Bank Accounts which represent only a part of the Special Purpose amounts provided for under the Transaction Documents.

(G)
WHEREAS the Bank Account Security has been (or will be) entered into by COGI in order to grant fixed security over the Bank Accounts and the amounts standing to the credit of the Bank Accounts from time to time.

(H)
WHEREAS without derogating from or otherwise varying, modifying, amending, waiving or consenting to the waiver or impairment of any of the rights including future rights of the Subscriber or Noteholder under the Transaction Documents, it is recognised that COGI and its group members require ongoing working capital.

(I)
Therefore it is agreed, subject to the terms herein and the Conditions Precedent (without obligation and always subject to the overriding rights of the Noteholder under the Transaction Documents), that  RBS, through the Agent, may from time to time  permit the release of funds standing to the credit of the Bank Accounts such amounts as the Agent deems in its sole discretion on the condition that COGI and/or its group members remit to the Bank Accounts all receivables from the Book Debts within each Book Debt Schedule and to replenish during the term of this Agreement those amounts required under the Loan Note Instrument to be set aside for the Specific Purpose.

(J)
NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and acts referred to herein, and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each Invoicing Unit, the Parties agree as follows:

Agreed terms

1.	Interpretation

1.a	The definitions and rules of interpretation in this Clause apply in this Agreement.

Administrative Fees: the fees provided for in Clause 6.1(a).

Agent: GIL or any replacement agent which RBS may, in its sole discretion, appoint as its agent in connection with this Agreement.

Associate: any partner, director, shareholder or employee of COGI, any Invoicing Unit or any Related Company or any member of the immediate family of any such partner, director, shareholder or employee.

Bank Accounts: the Bank Accounts to which Invoicing Units shall instruct their Customers relating to a Book Debt to remit the Invoice Receipts, the details of which are:

Bank Account Number 1 (US Customers): Chase Bank; 245 7th Avenue; New York, NY 10001; ABA Routing Number 021000021; Checking account number 792266983; Account name Coda Octopus Group, Inc.; 164 west 25th street; 6th floor; New York, NY 10001.

Bank Account Number 2 (Non-US Customers): Royal Bank of Scotland International Limited, Account Number 1028-50657863, Sort Code 16-10-28 IBAN Number GB14RBOS16102850657863.

Bank Account Security: means each security agreement (entered into, or to be entered into) in respect of each Bank Account.

Book Debts: means an amount calculated at Gross Invoice Amount which is owed to an Invoicing Unit for goods supplied or services performed and which is included in ea Book Debt Schedule.

Book Debt Schedule: the schedule in the form set out in Schedule 1 hereof showing the Book Debts and the proceeds of which shall be paid into one of the Bank Accounts and against which a Release is requested to be made.

Commencement: the date of this Agreement.

COGI Group: COGI and all its Subsidiaries which are listed in Schedule 3 hereto.

Conditions Precedents: those set out in Schedule 2 hereof and which shall, unless waived in writing, be a condition precedent to each Release.

Cost Reduction Plan: COGI’s cost reduction plan set out in Binding and Enforceable Memorandum of Understanding dated February 6, 2009 which is deemed amended to reflect the further Cost Reduction set forth in paragraph 2 of  Schedule 2.

Customer:  any person to whom any Invoicing Unit supplies goods or services in respect of a Book Debt.

Gross Invoice Amount: is the total amount of a Book Debt including VAT and other Sales Taxes.

Deductions: all Fees and Charges, Disbursements and Impairments.

Disbursements:  all amounts which are clearly identifiable as being attributable to any of the Invoicing Units and which are not covered by the Agent’s usual service including credit reference fees, legal fees for Book Debt recovery and other such matters, but they will not include travelling costs, stationery costs and our bank charges or indeed our overheads.

Excess Revenues: all of the COGI Group revenues that exceed its quarterly forecasted revenues shown in its business plan set forth in its Binding and Enforceable Memorandum of Understanding dated February 6, 2009.

Invoicing Unit: the lawful owner of the Book Debt within the COGI Group that issued the invoice relating to the Book Debt to the Customer.

Invoice Receipt: the amounts remitted by the Customer to one of the Bank Accounts in respect of the Book Debts shown in the Book Debt Schedule.

Impairments: are those suffered in respect of a Book Debt included as a result of returns, credit notes, age, dispute, adverse currency fluctuations, insolvency of the Customer who owes the Book Debt or any other defect which results in the Book Debt being likely to be uncollectible from the Customer.

Loan Note Instrument: the instrument under which the Notes are constituted and which was executed by COGI on 21 February 2008.

Non-Qualifying Book Debts (NQBD): are Book Debts relating to (i) private individuals; or (ii) cash sales; or (iii) sales to a Related Company; or pro forma sales; or (v) any invoice that is 90 days or more past due.

Noteholder Majority: has the meaning ascribed to it in the Transaction Documents.

Notes: has the meaning ascribed to it in the Transaction Documents.

Release or Released (as the context requires): such amounts as the Agent may determine in its absolute discretion, to be released from time to time from the Bank Account against Validated Book Debts.

Related Company: means a company within the COGI Group, whether at the date of this Agreement or subsequent to the date of this Agreement.

Transaction Documents: has the meaning in the Subscription Agreement, Loan Note Instrument and related documents.

Validated Book Debts: A Book Debt of a member of COGI Group (which does not comprise any NQBD) listed in a Book Debt Schedule and in relation to which a Release from time to time is permitted by the Agent.

Warranties: the warranties set out in this Agreement.

1.b	Clause and schedule headings do not affect the interpretation of this agreement.

1.c	A person includes a corporate or unincorporated body.

1.d	Words in the singular include the plural and in the plural include the singular.

1.e	A reference to one gender includes a reference to the other gender.

1.f	The Background shall form part of this Agreement.

1.g	Writing or written includes faxes but not e-mail.

2.	Request for Release

2.1.	A member of the COGI Group may submit a request in writing to the Agent for a specific amount from either Bank Account (a Release Request) provided that such request:

(a)	confirms that the proposed Release will be used for the COGI Group’s working capital requirements;

(b)	confirms that all representations and warranties given by COGI and the Group under clause 11 (Warranties) of this Agreement are true and accurate;

(c)	is accompanied by a Book Debt Schedule containing: (1) Validated Book Debts with a face value of at least 125% of the amount requested to be Released and (2) details of all Impairments; and

(d)	identifies the account to which the Release will be remitted if the Release is released by the Agent.

2.2
All representations and warranties given by COGI and the Group under Clause 11 (Warranties) of this Agreement are deemed repeated each time a Release Request is made and such representations and Warranties shall be construed as repeated accordingly.

3.	Conditions of a Release

3.1
The Agent will only consider any Release Request if, on or prior to the date of the request for the first Release Request under this Agreement, the Agent (or RBS as the case may be) has received the Conditions Precedent in form and substance satisfactory to the Agent (or RBS as the case may be).

3.2	The Agent will only consider a request for any Release (including the first Release), if, on the date of the request and the date on which the Agent agrees (if it so agrees) to release the Release:

(a)	the representations and Warranties given by COGI and the Group under Clause 11 (Warranties) of this Agreement are true and accurate;

(b)
COGI and/or each of its other Invoicing Units is/are not in breach of execution on the Cost Reduction Plan and have provided to the Agent an updated report in writing detailing the achievement to date against the Cost Reduction Plan (such report to contain the same level of detail as in the Appendix to the Cost Reduction Plan); and

(c)	COGI and/or each of its other Invoicing Units is not in breach of any other term of this Agreement or the Transaction Documents.

3.3	Any Release which the Agent may consent to will be on the further conditions that:

(a)	the proceeds of the Release are used in the ordinary course of business for the working capital of the COGI Group as is set out in its business plan; and

(b)	the proceeds of all the Validated Book Debts within the relevant Book Debt Schedule are paid into one of the designated Bank Accounts.

3.4.
Nothing in this Agreement shall put any obligation on the Agent or RBS to consent to the Release and all parties to this Agreement expressly agree that the Agent and/or RBS has an unfettered discretion as to whether or not to permit any Release.

3.5.
Nothing in this Agreement, including but not limited to the provisions set out in Clause 22 (Transaction Documents) shall be construed as varying the permitted use of the proceeds provisions under any of (and as defined in) the Transaction Documents entered into on or around 21 February 2008 or derogating from the overriding rights of the Noteholder Majority to serve written notice under Clause 3.4 of the Loan Note Instrument.

4.	Impairments of Book Debts and Specific Purpose Fund

4.1.
The Agent shall be entitled at any time to reduce any permitted Release by a sum equivalent to any Book Debt within the Book Debt Schedule which suffers or which, in the reasonable judgment of the Agent, is likely to suffer Impairment.

4.2.
If any Customer becomes entitled to a credit or Customer discount in respect of any Book Debt  the relevant Invoicing Unit will notify the Agent immediately and send a copy of the credit note in respect of the credited or discounted Book Debt with any other documents and information which the Agent may request.

4.3.
COGI shall procure that on a quarterly basis any gross profits on the Excess Revenues realised in the financial quarter are within 30 days of the end of the relevant quarter deposited in the  Bank Accounts to make up the shortfall in the Specific Purpose amounts stipulated in the Transaction Documents. This obligation shall cease to apply when the Bank Accounts are replenished to an amount in excess of that required for the Specific Purpose under the Transaction Documents.  A certified statement of the Company’s auditors shall be conclusive of what the gross profits on the Excess Revenues are in any one financial quarter.

5.	Releases

5.1.	The Agent will inform COGI whether it has granted its consent to a Release against a Book Debt Schedule within three (3) working days of the acceptance of that Book Debt Schedule by the Agent.

6.	Fees

6.1.	During the term of this Agreement, the following Fees will apply:

(a)	COGI shall pay the Agent an Administrative Fee of USD 10,000 per month payable in advance and COGI agrees that the Agent may deduct this from the Bank Accounts.

(b)	All bank charges for making the Release and Disbursements shall be borne by COGI.

7.	Collection from Customers

7.1.	The Invoicing Unit shall collect the debts within each Book Debt Schedule and procure that the proceeds of these are remitted to one of the Bank Accounts.

7.2.
COGI and Invoicing Units shall direct Customers to make payments in respect of the Book Debts subject to a Book Debt Schedule in relation to which a Release has or will be made to the Bank Account Number 1 (in the case of customers located in the USA) and Bank Account Number 2 (in the case of customers located outside of the USA).

7.3.	If a Customer makes a general payment to the Invoicing Unit without specifying which debts are covered by the payment then the Invoicing Unit shall apply it firstly against any Book Debts outstanding.

8.	Disputed Goods

If any goods relating to any Book Debt are returned by a Customer or delivery is refused or the goods are rejected or repossessed by the relevant Invoicing Unit, it will issue a credit note to the Customer within 10 days of the goods being returned, rejected or repossessed and provide a copy of such credit note to the Agent. In addition, COGI will repay to the Bank Accounts the amount of such credit note.

9.	Bank Accounts

9.1.
The amounts standing to the credit of each Bank Account are legally owned by COGI alone and no other member of the COGI Group has any rights and/or any other entitlement in and/or over those amounts standing to the credit of each Bank Account and the Bank Accounts are or will be subject to a first ranking security interest in favour of RBS.

9.2
If an amount (a Relevant Amount) is paid into a Bank Account by an Invoicing Unit (other than COGI) (a Relevant Unit) then COGI will owe the Relevant Unit an inter-company receivable in an amount equal to the Relevant Amount (the Receivable).  Such Receivable will not become repayable to the Relevant Unit by COGI on an actual or contingent basis until all amounts under the Notes have been paid and satisfied irrevocably in full.  Each Receivable will be fully subordinated to all and any payments by any member of the COGI Group under or in connection with the Notes and no Relevant Unit may make any demand, take any action to recover, make any claim in relation to any Receivable until all amounts under the Notes have been paid and satisfied irrevocably in full.

9.3.
COGI and its Invoicing Units shall keep a permanent and accurate record to show all transactions in relation to Book Debts and payments in and out of the Bank Accounts and upon request by the Agent shall make such records available to the Agent or RBS.

10.	Accounting and Access to Information

COGI and each Invoicing Unit agrees to:

(a)
keep up to date and proper accounting records, in such detail as may be reasonably requested by the Agent and allow the Agent or its properly authorised representatives to enter any of the premises of any of its Invoicing Units whenever it wishes to inspect them and such other papers as the Agent may wish relating to the COGI Group business and Book Debts generally and allow the Agent to take possession of such material to enable the Agent or its  representatives  to make copies provided that the Agent returns such material to COGI or the relevant Invoicing Unit within a reasonable time;

(b)
permit the Agent and its representative to verify with the Invoicing Units’ Customers by sampling or such other means as the Agent may deem appropriate, the existence and collectability of Book Debts at any time  during the term of this Agreement and as long as any  Book Debts remain outstanding;

(c)
endeavour in good faith to keep the Agent informed at all times of the financial position of COGI and each Invoicing Unit Customers and the validity of each Book Debt and in particular of any counter-claims, right of set off raised by a Customer in relation to any Book Debt, Impairment and assist the Agent in every way to safeguard its interests;

(d)	as and when produced, send the Agent management accounts for the COGI Group business in a format and at intervals acceptable to the Agent;

(e)	if the Agent requires, send to it within 10 days from the end of each month an aged list of each Invoicing Unit’s creditors;

(f)	report to the Agent promptly about reclaimed, repossessed or returned merchandise, Customers' claims and disputes, and any other matters affecting any Book Debts;

(g)	notify the Agent in writing

(i)	as soon as becoming aware of any event which affects or is likely to affect COGI and each Invoicing Unit’s Warranties;

(ii)	of any existing mortgages, charges, liens or other security over COGI or any of its Invoicing Units assets;

(iii)	of any company which becomes or ceases to be a Related Company; and

(iv)	of any Customer which is an Associate.

11.	Warranties

11.1.	COGI and each of the other Invoicing Unit warrants generally that:-

(a)
The obligations to be assumed by COGI and each Invoicing Unit in this Agreement are valid binding and enforceable on COGI and each of the Invoicing Unit in respect of the Book Debts in accordance with their terms and in entering into this Agreement COGI and each of its Invoicing Unit will not be in breach of any existing contractual obligations.

(b)
COGI and each Invoicing Unit has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by herein including dealing with the Book Debts within the Book Debt Schedule in the manner provided for herein and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement by COGI and each other Invoicing Unit and the consummation by each member of the COGI Group which has signed this Agreement of the transactions contemplated hereby have been duly authorised by all necessary action on the part of COGI and each member of the COGI Group which has signed this Agreement and no further action is required by COGI or each of its other Invoicing Unit, their board of directors or its stockholders or shareholders in connection therewith.

(c)
No member of the COGI Group has taken any corporate action or any other step nor have any legal proceedings been threatened or served for the winding-up, administration, receivership, administrative receivership or other insolvency or recovery process.

(d)
No member of the COGI Group is in breach or default under any agreement to which it is a party or which may affect it or any of its assets to an extent or in a manner which might have a material adverse effect on the business or financial condition of any member of the COGI Group.

(e)
All financial statements delivered to the Agent unless otherwise expressly stated have been prepared in accordance with US GAAP and UK GAAP (in respect of Invoicing Units in the United Kingdom) consistently applied and give a true and fair view of the financial condition of that Invoicing Unit or the COGI Group at the date as of which they were prepared and the result of the Invoicing Unit or COGI Group operations for the period to which they relate.

(f)
All information provided by COGI or any of its Invoicing Units is true complete, accurate and up to date in all material respects and neither COGI nor any of its Invoicing Units is aware of any material facts or circumstances that have not been fairly disclosed to  the Agent in writing as an annex to a Book Debt Schedule which if disclosed might adversely affect the willingness of RBS or the Agent  to enter into this Agreement or accept any person to be an indemnifier of COGI and its Invoicing Units obligations and liabilities such as, but not limited, to invoices from related  third parties.

(g)
For the purposes of the Warranties given herein, nothing in the public domain including any of COGI’s Securities Exchange Commission (SEC) filings including its quarterly and annual filings, shall be deemed notice or serve to qualify in any way the representations and Warranties made herein unless COGI has specifically brought such matter to the attention of RBS or the Agent in writing.

11.2.	COGI and each Invoicing Unit warrant and undertake in respect of each Book Debt that:-

(a)
No Invoicing Unit will waive or modify its normal trading terms with any Customer without obtaining the Agent’s prior written consent nor will COGI or the relevant Invoicing Unit extend the time for payment;

(b)
the relevant Invoicing Unit has already performed all the obligations required for enforcement of the Book Debt including delivery of goods or performance of services and is not aware of any actual or threatened dispute arising from or relating to such obligations;

(d)	the Customer will pay the full amount of each Book Debt no later than 90 days from the end of the month in which the relevant Book Debt Schedule was signed and dated;

(e)
the Customer has an established place of business, is not connected or associated with the relevant Invoicing Unit (owner of the Book Debt) and has no right which would reduce or extinguish the Gross Invoice Amount of the Book Debt which is subject to the Book Debt Schedule.

(f)	the supply contract giving rise to that Book Debt:

(i)	is valid, binding and enforceable against the Customer;

(ii)	has been made in the ordinary course of business;

(iii)	contains no prohibition against that would invalidate the arrangements contemplated herein;

(iv)	is not regulated by the Consumer Credit Act 1974 or subordinate legislation (or any equivalent legislation in any other jurisdiction); or

(v)	provides for payment in US$ or in GB£ or EUROs.

(g)	Each Invoicing Unit has taken all reasonable steps to ascertain the creditworthiness of the Customer prior to the delivery of goods or the rendering of services;

(h)	Neither COGI nor the relevant Invoicing Unit has any reason to believe that the Customer will be unable to, or will not for any reason, pay the Book Debt in full when it falls due;

(i)	the Book Debt:

(i)	is a bona fide Book Debt owed by the Customer to the relevant Invoicing Unit in the amount notified to the Agent by COGI or its other Invoicing Unit;

(ii)
has not been sold, assigned (whether absolutely or by way of security), mortgaged, charged, pledged, hypothecated or otherwise disposed of or transferred to, or encumbered in favour of, to any other person, nor has any agreement been made to do so; and

(iii)	is not subject to withholding tax; and

(j)	the Customer has no right of set-off, deduction, abatement or counterclaim in respect of the Book Debt.

12	Undertakings

12.1	Negative Undertakings

Except as is provided herein neither COGI nor any of its Invoicing Units will:

(a)
sell, assign, transfer, mortgage, charge, pledge or otherwise dispose of or encumber any Book Debt and/or its related rights and/or the proceeds of a Book Debt or its related rights or your rights under this Agreement, or agree or purport to do so, other than in favour of RBS in its capacity as Noteholder under the Loan Note Instrument;

(b)
without the Agent’s prior written consent, waive or modify (or purport to waive or modify) any of the terms on which COGI or the relevant Invoicing Unit supplies goods or provide services and, in particular COGI nor the relevant Invoicing Unit will not extend the time for payment of any Book Debt or purport to do so.

12.2	Positive Undertakings

COGI and its Invoicing Units will:

(a)	ensure that all proceeds of the Book Debts within each Book Debt Schedule are remitted when paid to by the Customers to the Bank Accounts and no other account.

(b)	ensure that gross profits on all Excess Revenues are remitted to the Bank Accounts in accordance with the provisions set forth in Clause 4.3 (Impairment of Book Debts and Specific Purpose Fund).

(c)	ensure that the Bank Accounts are replenished with the Specific Purpose amounts within the term of this Agreement;

(d)
execute and deliver or (as the case may be) procure that the relevant person or persons execute and deliver such documents that may be required to perfect title in the Book Debts whenever requested by RBS or the Agent;

(e)
comply in all material respects with all legislation and regulatory requirements relating to its business or assets where failure to do so might adversely affect its business, assets or financial condition;

(f)
promptly perform its continuing obligations under every supply contract giving rise to a Book Debt, including without limitation the repair and/or maintenance of goods supplied, to ensure that the Customer will accept the invoice relating to it (or, if the Customer is insolvent, the Customer’s trustee in bankruptcy or liquidator will accept a proof of the unpaid balance of the Book Debt) without any dispute or claim whatsoever (whether or not justifiable);

(g)
promptly notify the Agent in writing of any dispute of any kind between an Invoicing Unit and the Customer of a Book Debt subject to the Book Debt Schedule and to use all reasonable endeavours promptly to settle every such dispute;

(h)
COGI shall grant RBS or its security agent a first ranking security interest in the Bank Account(s) in a form satisfactory to RBS or its security agent and shall within 14 days of Commencement perfect the security in respect of the said pledge.  This shall be a condition of further Release;

(i)
enter into the Bank Account Security and any associated documentation, and take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any security conferred or intended to be conferred on RBS by or pursuant to the Bank Account Security;

(j)
enter into any such bank account mandates or equivalent or related documentation so as to ensure that the Agent and COGI’s representative  are  a co-signatories on each Bank Account and that no withdrawals can be made without the Agent’s consent evidenced by its signature;

(k)
COGI shall meet formally with the Agent quarterly (to report progress in the Company towards profitability, and answer, or obtain answers to any questions that the Agent shall deem it suitable to ask. These meetings shall be held on or around the same time as the Board Meeting of COGI. This provision shall lapse after three successive profitable quarters;

(l)
COGI shall produce in writing on a monthly basis a report to the Agent which details the achievement against the Cost Reduction Plan. This progress report will be at the same level of detail as in the Appendix to the Cost Reduction Plan which identifies the specific cost-cuts.

(m)	COGI and each Invoicing Unit will:

(i)
keep the Agent informed at all times of the creditworthiness of all Customers and (without prejudice to any of your other obligations under this Agreement) of any counterclaim, right of set-off, deduction, abatement or contra-item raised by a Customer at any time;

(ii)	if the Agent so requires:

(a)	instruct COGI’s auditors to report directly to the Agent at COGI’s expense; and/or

(b)	procure that each bank or similar financial institution with which COGI or an Invoicing Unit maintains accounts provides the Agent with copies of statements of those accounts.

13.           Power of Attorney

COGI and each Invoicing Unit irrevocably appoint the Agent as COGI’s and each Invoicing Unit’s attorney both during the term of this Agreement and thereafter for so long as any  Book Debts remain outstanding to act in COGI and/or each of the Invoicing Unit name, as may be appropriate, and on each of the said behalf to execute all documents and do all things necessary in the sole opinion of the Agent and/or RBS to give effect to this Agreement or their  rights including making any arrangement or compromise, taking or defending any proceedings endorsing any negotiable instrument on any Invoicing Unit’s behalf and executing legal assignments of all or any Book Debt.

14.	Project Financing

14.1.
The Agent will consider proposals from COGI and Invoicing Units for Releases in relation to projects having a value of at least the equivalent of US$140,000 (Project Financing) on a case by case basis.  In principle, for a Project Financing proposal to be accepted a valid and binding contract must exist between COGI or another Invoicing Unit and the potential customer, the contract value must not be less than US$140,000 and the contract period for performance (including payment) of the same must not be longer than six (6) months from the commencement date of the contract.

15.           Duration of Agreement and Termination

15.1.	The Agreement shall commence on Commencement and shall be for a period of twelve (12) months.

15.2.
Notwithstanding the provisions set out in Clause 15.1, RBS or the Agent may terminate this Agreement during the term (i) for material breach including but not limited to breach of any of the Warranties by COGI; or (ii) failure to execute on the Cost Reduction Plan and achieving the committed cost reduction within the financial year 2009; or (iii) where the Bank Accounts are withdrawn from use in the manner provided herein; or (iv) where there has been the occurrence of an Event of Default (as defined in the Transaction Documents).

15.3.
Except for termination on the grounds provided for in paragraphs (iii) and (iv) of Clause15.2 above (where any termination will occur on the date of notice from RBS or the Agent to COGI), RBS or the Agent shall give COGI and each of its Invoicing Unit 30 days notice of termination in writing.

16.	Indemnity and Liability

16.1.
COGI and each Invoicing Unit agree to jointly and severally indemnify each of RBS and the Agent against any loss, action, cost, expense (including reasonable legal expenses), claim, damage or liability (or action in respect of any of the same) incurred by RBS or the Agent (as applicable) as a result of its entering into this Agreement (including, but not limited to, in connection with any claim by a Customer in relation to the Book Debts or related rights or any claim in respect of breach of the Warranties or other obligations hereunder by any of COGI or the Invoicing Units).  No waiver, forbearance or indulgence granted by RBS or the Agent to COGI or any Invoicing Unit or to any Customer will in any way discharge COGI or any of its Invoicing Units from its liabilities to RBS.

16.2.
RBS shall have no liability to COGI or any Associate in respect of any matter connected with this agreement whether in relation to any acts or omissions of RBS or the Agent or otherwise. RBS shall further have no liability to the Agent in respect of any matter connected with this Agreement.

17.	Transfer of Rights

Neither COGI nor any of its Invoicing Unit may assign or otherwise deal with this Agreement or each of their rights and obligations hereunder without the Agent’s prior written consent.

18.	Variation

This Agreement may only be varied by a document signed by the Parties hereto.

19.          Applicable Law and Notices

This Agreement is to be interpreted in accordance with and governed by English Law.  Any notices to be given by either of parties to the other may be either delivered by hand to the other party or its authorised agent or sent by pre-paid first class letter, registered post, recorded delivery fax transmission or telex to such party as its principal place of business or at its registered office.

20.	Third Parties

No person who is not a party to this Agreement shall have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

21.          Counterparts

21.1	This Agreement may be executed in any number of counterparts, and on separate counterparts, but shall not be effective until at least one counterpart has been executed on behalf of each party.

21.2	Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute but one and the same instrument.

22.           Transaction Documents

22.1.	This Agreement and each document creating Bank Account Security are designated Transaction Documents under and in connection with the Loan Note Instrument.

22.2.
For the avoidance of doubt, the designation of the documents referred to in Clause 22.1 above as Transaction Documents does not derogate from or otherwise vary, modify, amend, waive or imply consent to the waiver or impairment of any of the rights including future rights of the Subscriber or Noteholder under the Transaction Documents (other than the documents referred to in Clause 22.1 above).

Schedule 1

 RELEASE BOOK DEBT SCHEDULE

Invoicing Unit Name:	Schedule Number ________________

Page ____ of _____	Date ________ 200[..]

Invoice Date	Invoice Number	Name of Account Book Debtor	Location	Invoice Amount	Credit Notes	Other Impairment
ii	iii	iv	v	vi	vii	viii
ix	x	xi	xii	xiii	xiv	xv
xvi	xvii	xviii	xix	xx	xxi	xxii
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Schedule 2: Conditions Precedent

1.
At the date of this Agreement, COGI providing  a report in writing to the Agent which details the achievement against the Cost Reduction Plan. This progress report will be at the same level of detail as in the Appendix to the Cost Reduction Plan which identifies the specific cost-cuts achieved at the date of the agreement and its impact on COGI Selling, General Administrative (SG&A) expenses.

2.
COGI shall undertake to further reduce costs by a minimum of US$850,000 with an agreed target level of US$1 million on an annualised basis, of which at least $350,000 to be achieved in Financial Year 2009 with an agreed target of US$400,000.     The Amended Cost Reduction Plan (with the same level of detail as in the Appendix to the Cost Reduction Plan identifying the specific cost cuts) shall be furnished within 10 days from this Agreement along with a revised business plan for Financial Year 2009 showing the impact of the overall Cost Reduction Plan.

3.	COGI shall reconstitute its Board of Directors in accordance with the discussions between the parties.

Schedule 3: List of COGI GROUP MEMBERS

1.
Coda Octopus Products Limited (Company Number SC151068), a company incorporated under the laws of Scotland and having its registered office at Anderson House, Breadalbane Street, Edinburgh EH6 5JR, Scotland. Prior to this, this Company was registered under the name of Coda Octopus Limited.

2.
Coda Octopus Products Inc., a Delaware Corporation with its place of business at 164 West 25th Street, 6th Floor (6F), New York, NY 10001.  Prior to this, this Company was registered under the name of Coda Octopus, Inc.

3.	Coda Octopus (US) Holdings, Inc., a Delaware corporation with its place of business at 164 West 25th Street, 6th Floor (6F), New York, NY 10001.

4.
Coda Octopus (UK) Holdings Limited (Company Number 05834897), a company incorporated under the laws of England and Wales and having its registered office at 14 Albany Road, Granby Industrial Estate, Weymouth, DT4 9TH.

5.	Coda Octopus Omnitech AS (Organisation Number NO 985 252 076), a company incorporated under the laws of Norway and having its place of business at Sandviksboder 1A, N-5035 Bergen, Norway.

6.
Coda Octopus Martech Limited (Company Number 2300406), a company incorporated under the laws of England and Wales and having its registered office at 14 Albany Road, Granby Industrial Estate, Weymouth, DT4 9TH.

7.	Coda Octopus Innalogic, Inc., a Delaware corporation with its place of business at 164 West 25th Street, 6th Floor (6R), New York, NY 10001.

8.	The Port Security Group, Inc., a Delaware corporation with its place of business at 164 West 25th Street, 6th Floor (6F), New York, NY 10001.

9.	Coda Octopus Colmek, Inc. (“Colmek”), a Utah corporation with Corporation Number 2400704-0150 and whose address is 2001 South 3480 West, Salt Lake City, Utah 84104

10.	Coda Octopus Research and Development, Inc., a Delaware corporation, with its place of business at 164 West 25th Street, 6th Floor (6F), New York, NY 10001.

11.
Coda Octopus R & D Limited (Company Number SC232622), a company incorporated under the laws of Scotland and having its registered office at Anderson House, Breadalbane Street, Edinburgh EH6 5JR, Scotland.

12.	Dragon Design Limited (Company Number 3726245) having its registered office at 14a Cambridge Road, Granby Industrial Estate, Weymouth, DT4 9TJ.

13.	Coda Octopus Tactical Intelligence, Inc., a Delaware corporation, with its place of business at 164 West 25th Street, 6th Floor (6F), New York, NY 10001.

IN WITNESS this Deed has been duly executed and delivered by each of the Parties hereto on the day and year first before written.

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Executed and delivered as a Deed
by Coda Octopus Group, Inc.
acting by

Director

Director/Secretary

Executed and delivered as a Deed
by The Royal Bank of Scotland plc
acting by it authorised signatory

Executed and delivered as a Deed
by Greenhouse Investments Limited
acting by

Director

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Executed and delivered as a Deed
by Coda Octopus Products Limited
acting by

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Executed and delivered as a Deed
by Coda Octopus Products Inc.
acting by

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Executed and delivered as a Deed
by Coda Octopus (US) Holdings, Inc.
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Executed and delivered as a Deed
by Coda Octopus (UK) Holdings Limited
acting by

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Executed and delivered as a Deed
by Coda Octopus Omnitech AS
acting by

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Director/Secretary

Executed and delivered as a Deed
by Coda Octopus Martech Limited
acting by

Director

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Executed and delivered as a Deed
by Coda Octopus Innalogic, Inc.
acting by

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Executed and delivered as a Deed
by the Port Security Group, Inc.
acting by

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Executed and delivered as a Deed
by Coda Octopus Colmek, Inc.
acting by

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Executed and delivered as a Deed
by Coda Octopus Research and Development, Inc.
acting by

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Executed and delivered as a Deed
by Coda Octopus R & D Limited
acting by

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Executed and delivered as a Deed
by Dragon Design Limited
acting by

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Executed and delivered as a Deed
by Coda Octopus Tactical Intelligence, Inc.
acting by

Director

Director/Secretary